CVD EQUIPMENT CORPORATION

2001 STOCK OPTION PLAN

1. Establishment and Purpose.

(a) Establishment. This CVD EQUIPMENT CORPORATION 2001 Stock Option Plan was adopted effective July 23, 2001 (the “Plan”).

(b) Purpose. The purpose of the Plan is to attract, retain and reward employees and other persons providing services to CVD Equipment Corporation, a corporation organized under the laws of the State of New York, and any successor corporation thereto (collectively referred to as the “Company”), and any present or future parent and/or subsidiary corporations of such corporation (all of which along with the Company being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”, and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Administration

(a)  Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the”Board”) and/or by a duly appointed committee of the Board, consisting of two or more non-employee directors, having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. A;; questions of interpretation of the Plan or of any options granted under the Plan (an “Option”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

(b) Options Authorized. Options may be either incentive stock options as defined in Section 422 of the Code (“Incentive Stock Options”) or non-statutory stock options.

(c) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation or election.

(d) Rule 16b-3. with respect to the participation in the Plan of officers r directors of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan shall be administered in compliance with the requirements of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation (“Rule 16b-3”).

3. Eligibility. Options may be granted to employees (including officers) and directors of the Participating Company Group or to individuals or entities who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an “Optionee”). Notwithstanding the foregoing, Incentive Stock Options may be granted only to employees (including officers) of the {Participating Company Group. Eligible persons may be granted more than one (1) Option.

4. Shares Subject to Option. Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock of the Company (the “Stock”), subject to adjustment as provided in paragraph 10 below. The maximum number of shares of Stock which may be issued under the Plan shall be 300,000 shares. In the event that any outstanding Option for any reason expires or is terminated or cancelled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to a new Option only if the grant of such new Option and issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3

5. Time for Granting Options.  All Options shall be granted, if at all, within ten (10) years from the date the Plan is adopted by Board and approved by the shareholders of the Company.

6. Terms, Conditions and Form of Options and Exercise. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the Optionee’s termination of employment or termination of consulting or other services, whether the Option is treated as an Incentive Stock Option or as a non-statutory stock option, the method for satisfaction of any tax withholding obligation arising in connection with the option, including by the withholding or delivery of shares of stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporated all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a) Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided however, that (i) the exercise price per share shall be not less than the closing price of a share of Stock on the date of the granting of the Option, as reported by the American Stock Exchange; and (ii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Optionee”) shall have an exercise price per share less than one hundred ten percent (110%) of the price described in clause (i), above. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a non-statutory stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.

(b) Exercise Period of Options. The Board shall have the power to set, including by amendment of an Option, the time or times within each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and term of each Option; provided however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

(c) Payment of Exercise Price.

(i) Forms of Payment Authorized. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, (ii) in whole shares of Stock owned by the Optionee prior to exercising the Option, (iii) by having the Company withhold a number of shares of Stock from the exercise, equal in value to the exercise price, or (iv) in a combination of cash and delivery of shares of Stock, or cash and the withholding of shares of Stock. The Company shall establish procedures in connection with payments pursuant to (ii), (iii), and (iv), above, to ensure that the Plan does not become subject to variable accounting by virtue of such payment methods. The value of any share of Stock delivered or withheld in payment of the exercise price shall be the closing price of a share of Stock on the date of exercise, as reported by the exchange on which the Stock is then traded, and if it is traded on more than one exchange, the highest closing price so reported. The Board may at any time or from time to time grant options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one or more forms of consideration.

  (ii) Tender of Company Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company’s Stock.

(d) Payment of Taxes. In order to enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of an Option, an Optionee shall either (a) pay the Company the amount of tax to be withheld, (b) elect to satisfy such obligation by having the Company withhold shares of Stock that otherwise would be delivered to the Optionee pursuant to the exercise of the Option for which the tax is being withheld, provided that withholding by such method shall be limited to the minimum required applicable tax withholding, (c) by delivering to the Company other shares of Stock of the Company owned by the Optionee prior to exercising the Option, or (d) by making a payment to the Company consisting of a combination of cash and such shares of Stock. Such an election shall be made in such a manner as may be prescribed by the Board and the Board shall have the right, in its discretion, to disapprove such election. The value of any share of Stock to be withheld by the Company or delivered to the Company pursuant to this Section 6(c) shall be the closing price of a share of Stock, as reported by the exchange on which the Stock is then traded, and if it is traded on more than one exchange, the highest closing price so reported.

7. Standard Terms of Stock Option. Unless otherwise provided for by the board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

8. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of Options granted to different individuals or of different Options granted to the same individual; provided, however, that the terms and conditions of all such Options shall be in accordance with the terms of the Plan. This authority shall include, without limitation, the authority to include in any Option terms accelerating, terminating or otherwise changing, the exercisability of any Option in the event of the proposed dissolution or liquidation of the Company, or in the event of the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, or in the event of an initial public offering of the stock of the Company.

9. Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as non-statutory stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

10. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company (a “Recapitalization Event”).

In the event a majority of the shares which are of the same class as the shares that are subject to outstanding options are exchanged for, converted into, or otherwise becomes shares of another corporation (the “New Shares”), the Company may unilaterally amend the outstanding Options to provide that such Options are exercisable for New shares. In the event of any such amendment, the number of shares and the exercise price of the outstanding Options shall be adjusted in a fair and equitable manner.

11. Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution.

12. Termination or amendment of Plan or Options. The Board may terminate or amend the Plan or any Option at any time; provided, however, that without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 10 above), (b) no change in the class eligible to receive Incentive Stock Options and (c) no expansion in the class eligible to receive non-statutory stock options. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

13. Applicable Law. This Plan will be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing CVD Equipemtn Corporation 2001 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 23rd day of July, 2001.

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